                                                                      EXHIBIT 11



EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES




The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine-month and three-month periods ended September 30, 1999 and 1998.

                                                        Nine Months Ended                  Three Months Ended
                                                           September 30,                      September 30,
                                                  -------------------------------    -------------------------------
                                                      1999              1998              1999              1998
                                                  -------------    --------------    -------------     -------------

  Reported net income........................     $   2,198,928    $    2,512,822    $   1,026,569     $     923,883

  Earnings on common shares..................     $   2,198,928    $    2,512,822    $   1,026,569     $     923,883
                                                  =============    ==============    =============     =============

  Weighted average common
         shares outstanding - basic..........         4,425,095         3,915,091        4,436,823         3,859,060
                                                  =============    ==============    =============     =============

  Earnings per common share-basic

    Income from continuing operations........     $         .50    $          .64    $         .23     $         .23
                                                  =============    ==============    =============     =============

    Net income...............................     $         .50    $          .64    $         .23     $         .23
                                                  =============    ==============    =============     =============


  Weighted average common
         shares outstanding - diluted........         4,545,150         3,970,174        4,582,910         4,066,897
                                                  =============    ==============    =============     =============

  Earnings per common share-diluted

    Income from continuing operations........     $         .48    $          .63    $         .22     $         .23
                                                  =============    ==============    =============     =============

    Net income...............................     $         .48    $          .63    $         .22     $         .23
                                                  =============    ==============    =============     =============